PRESS RELEASE

Plantronics Reports Fourth Quarter and Fiscal 2003 Financial Results

20% Increase in EPS for FY03
FOR INFORMATION, CONTACT: Jon Alvarado Treasury and Investor Relations Manager (831) 458-7533	FOR IMMEDIATE RELEASE April 22, 2003

SANTA CRUZ, CA-April 22, 2003 - Plantronics, Inc., (NYSE: PLT) today announced revenues, operating income and earnings for its fourth quarter and fiscal year 2003. Fourth quarter revenues increased 12.6% to $88.1 million, in comparison to $78.2 million in the fourth quarter of fiscal 2002, and operating income increased 32.5% from $11 million to $14.6 million. Fourth quarter net income was $10.6 million compared to net income in the fourth quarter of fiscal 2002 of $10.8 million; the decrease was due to a 30% tax rate in the fourth quarter of fiscal 2003 compared to a very low effective tax rate in the fourth quarter of fiscal 2002. Plantronics' diluted earnings per share were $0.23 for the fourth quarter in comparison to $0.22 in the fourth quarter of fiscal 2002 on lower diluted shares of 45.2 million in comparison to 48.3 million a year ago.

"For the full year, we are pleased to report 8.5% revenue growth, 32% operating income growth on operating margins that expanded from 13% to 16%, and a 20% increase in earnings per share," said Ken Kannappan, President and CEO.

"Revenues from new products were a significant contributor to the growth we were able to achieve in FY03. Looking forward, I am also encouraged by the customer response we are receiving to the CS50 and CS60 wireless headsets that we previewed at CeBIT and plan to ship early in FY04. Our focus on expanding our product portfolio seems to be paying off. We continue to believe we are very well positioned to participate in an economic recovery when one eventually comes," Kannappan concluded.

On a sequential basis in comparison to the third quarter of fiscal 2003, revenues and gross margins were up slightly and operating expenses were lower, leading to a 15% increase in earnings per share. Plantronics' fourth quarter results were somewhat better than the guidance we issued on January 14th, which called for revenues of $82 to $87 million, and earnings per share of $0.18 to $0.22. The sequential revenue growth came from office and contact center products, which were up approximately 10% with strength both domestically and internationally.

"Offsetting the sequential increase in our office and contact center products business was a decline in sales of headsets for cellular applications. While unit shipments of Bluetooth headsets increased substantially, our margins on Bluetooth headsets were slim resulting in gross margins up just slightly from the December quarter," said Barbara Scherer, SVP and CFO. "We wrapped up the year with a strong balance sheet after generating just over $50 million in cash flow from operations with $16 million of that coming in the fourth quarter. In comparison to the third quarter, inventory turns improved to 5.3 from 5.1, and DSO improved to 52 days from 54 days."

During the fourth quarter, the Company repurchased approximately 1.4 million shares for $19.5 million. As of the end of the fiscal year, 265,400 shares remained authorized for repurchase. For the 2003 fiscal year as a whole, approximately 2.9 million shares were repurchased for $44.8 million.

Business Outlook

The following statements are based on current expectations. Many of these statements are forward-looking, and actual results may differ materially.

We recognize that although our business and financial results improved during the quarter and over the course of the 2003 fiscal year, the overall economic and geopolitical environment remains challenging and highly uncertain. Although we are cautiously optimistic in the near term, we remain uncertain about the overall level of demand for our products and, consequently, our level of future profitability. Related to this point, our U.S. commercial distributors of office and contact center products reported only modestly stronger sell-through for the March quarter in comparison to the December quarter; the increase amounted to about 2% whereas we had anticipated a somewhat stronger March quarter, based primarily on historical patterns. Sell-through was approximately flat in comparison to the fourth quarter a year ago. However, given that our distributors' inventory levels are quite lean, purchases closely matched sell through, and we expect this pattern to continue over the near term.

Although we remain uncertain about the economic environment and the level of demand for our products, we are currently expecting:

  Revenues for the first quarter of fiscal 2004 to be in the range of $87-$91 million.
  Earnings per share for the first quarter of fiscal 2004 to be in the range of $0.21 - $0.25. While the level of revenues will be the key factor affecting the level of earnings, we are also concerned that the impact of foreign exchange rates may be unfavorable in comparison to the fourth quarter, and have allowed for this possibility within our estimated earnings range.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets. Plantronics will not comment on these targets to analysts or investors except by its next press release announcing its first quarter results or by other public disclosure. Any statements by persons outside Plantronics speculating on the progress of the quarter will not be based on internal Company information and should be assessed accordingly by investors. The statements do not reflect the potential impact of any mergers or acquisitions that may be completed after the date of this release.

Conference Call Scheduled to Discuss Financial Results
Plantronics has scheduled a conference call to discuss the contents of this release. The conference call will take place today, Tuesday, April 22 at 2:00 PM (PDT). All interested investors and potential investors in Plantronics stock are invited to participate. To listen please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call." Participants from the U.S. should call (888) 301-8736 and international participants should call (706) 634-7260.

A replay of the call with the conference ID # 8438427 will be available for 72 hours at (800) 642-1687 and at (706) 645-9291 for international callers. The conference call will also be simultaneously web cast at www.plantronics.com, under Investor Relations, and the web cast of the conference call will remain available at the Plantronics Web site for thirty days.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain statements in this press release, including our current expectations and projections for revenues and earnings for the June quarter, and other statements under the caption "Business Outlook" above, are forward-looking statements based on current information and expectations. Achievement of the results projected above is subject to a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those projected are:

  A further slowing in national or international economic growth or a "double-dip" recession resulting in a reduction in the overall level of demand for our products;
  A lessening of the level of market demand for our products within our core contact center market and/or in the newer office, mobile, computer and residential markets;
  The inability to successfully develop, manufacture and market new products;
  The demand for new wireless headset products may not develop as we anticipate and may lead to excess inventory and the inability to recover the associated development costs;
  A decrease in the liquidity of our customers caused by general economic conditions that may impact their ability to pay amounts due us;
  The actions of existing and/or new competitors, especially with regard to pricing and promotional programs;
  The entry of new competitors which could be spurred by changes in the regulatory environment, particularly laws requiring the use of hands-free devices by drivers when using cellular telephones;
  Greater sales in higher tax jurisdictions as compared to lower tax jurisdictions;
  Fluctuations in foreign exchange rates;
  Changes in the regulatory environment either as to headsets directly or as to the products, such as mobile phones, with which our products are used; and
  The impact on the U.S. economy due to the war with Iraq and geopolitical risk factors in the Middle East and North Korea.

Additional risk factors include: changes in the timing and size of orders from our customers, price erosion, increased requirements from retail customers for marketing and advertising funding, failure to match production to demand, interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, failure of our distribution channels to operate as we expect, failure to develop products that keep pace with technological changes, the inherent risks of our substantial foreign operations, problems which might affect our principal manufacturing facility in Mexico or our contract manufacturing operations in China, SARS, further terrorist acts, our nation's response to terrorist attacks and the effects of these activities on capital and consumer spending, and the loss of the services of key executives and employees. For more information concerning these and other possible risks, please refer to the company's Form 10-K filed on June 21, 2002, filings on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

Financial Summaries

The following related charts are provided:

  Summary Condensed Consolidated Financial Statements
  Summary of Unaudited Income Statements and Related Data on Post EITF 01-9 Basis

About Plantronics
Plantronics introduced the first lightweight communications headset in 1962 and is recognized as the world leader in communications headsets. A publicly held company with approximately 2,700 employees, Plantronics is the leading provider of headsets to telephone companies and the business community worldwide. Plantronics headsets are also used widely in many Fortune 500 corporations and have been featured in numerous motion pictures and high-profile events, including Neil Armstrong's historic "One small step for man" transmission from the moon in 1969. Plantronics, Inc., headquartered in Santa Cruz, California, was founded in 1961 and maintains offices in 20 countries. Plantronics products are sold and supported through a worldwide network of authorized Plantronics marketing partners. Information about the company and its products can be found at www.plantronics.com or by calling (800) 544-4660.

Plantronics is a registered trademark of Plantronics, Inc. Bluetooth is a trademark owned by Bluetooth SIG Inc., and is used by Plantronics under license. All other products or service names mentioned herein are trademarks of their respective owners.

                                         PLANTRONICS, INC.
                        SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (in thousands, except per share data)

CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       Quarter Ended      Twelve Months Ended
                                                 ______________________ ______________________
                                                   March 31,   March 31,  March 31,  March 31,
                                                    2002        2003       2002        2003
                                                 __________  __________ __________  __________

Net sales                                        $  78,227   $  88,059  $ 311,181   $ 337,508
Cost of sales                                       40,032      44,730    163,336     168,565
                                                 __________  __________ __________  __________
Gross profit                                        38,195      43,329    147,845     168,943
 Gross profit %                                       48.8%       49.2%      47.5%       50.1%

Research, development and engineering                7,464       8,459     30,303      33,877
Selling, general and administrative                 19,732      20,297     76,273      80,605
                                                 __________  __________ __________  __________
 Total operating expenses                           27,196      28,756    106,576     114,482
                                                 __________  __________ __________  __________
  Operating income                                  10,999      14,573     41,269      54,461

Interest and other  income, net                        435         528      1,931       2,299
                                                 __________  __________ __________  __________
Income before income taxes                          11,434      15,101     43,200      56,760
Income tax expense                                     639       4,530      6,952      15,284
                                                 __________  __________ __________  __________
  Net income                                     $  10,795   $  10,571  $  36,248   $  41,476
                                                 ==========  ========== ==========  ==========
  % to Sales                                          13.8%       12.0%      11.6%       12.3%

Diluted earnings per common share                $    0.22   $    0.23  $    0.74   $    0.89
Shares used in diluted per share calculations       48,304      45,190     49,238      46,584

CONSOLIDATED BALANCE SHEETS
                                                  March 31,   March 31,
                                                    2002        2003
ASSETS
 Cash and cash equivalents                       $  43,048   $  54,704
 Marketable securities                              17,262       5,021
                                                 __________  __________
  Total cash and marketable securities              60,310      59,725

 Accounts receivable, net                           43,838      50,503
 Inventory, net                                     36,103      33,758
 Deferred income taxes                               5,866       6,357
 Other current assets                                2,452       2,674
                                                 __________  __________
   Total current assets                            148,569     153,017

 Property, plant and equipment, net                 35,700      36,957
 Intangibles, net                                    4,584       3,682
 Goodwill, net                                       9,542       9,386
 Other assets                                        2,663       2,167
                                                 __________  __________
                                                 $ 201,058   $ 205,209
                                                 ==========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable                                   14,071      13,596
 Accrued liabilities                                25,868      27,235
 Income taxes payable                               11,961       8,581
                                                 __________  __________
   Total current liabilities                        51,900      49,412

 Deferred tax liability                              7,165       8,867
                                                 __________  __________
      Total liabilities                             59,065      58,279

 Stockholders' equity                              141,993     146,930
                                                 __________  __________
                                                 $ 201,058   $ 205,209
                                                 ==========  ==========

Summary of Unaudited Income Statements and Related Data on a Post EITF 01-9 Basis

______________________________________________________________________________________________________________________________________________________
                                         Q102       Q202       Q302       Q402        FY02         Q103        Q203       Q303       Q403       FY03

Net sales                               77,790     75,297     79,867     78,227     311,181        80,268     82,370     86,811     88,059    337,508
Cost of sales                           41,046     39,648     42,610     40,032     163,336        38,810     40,735     44,290     44,730    168,565
Gross profit                            36,744     35,649     37,257     38,195     147,845        41,458     41,635     42,521     43,329    168,943
Gross margin                              47.2%      47.3%      46.6%      48.8%       47.5%         51.6%      50.5%      49.0%      49.2%      50.1%

Research, development, and engineeri     7,657      8,287      6,895      7,464      30,303         8,250      8,164      9,004      8,459     33,877
Selling, general and administrative     18,326     18,507     19,708     19,732      76,273        19,606     19,763     20,939     20,297     80,605
Operating expenses                      25,983     26,794     26,603     27,196     106,576        27,856     27,927     29,943     28,756    114,482

Operating income                        10,761      8,855     10,654     10,999      41,269        13,602     13,708     12,578     14,573     54,461
Operating margin                          13.8%      11.8%      13.3%      14.1%       13.3%         16.9%      16.6%      14.5%      16.5%      16.1%

Net income                               8,108      6,838     10,507     10,795      36,248        10,174     11,530      9,201     10,571     41,476
Diluted shares outstanding              50,029     49,478     49,120     48,304      49,238        47,722     47,298     46,197     45,190     46,584
EPS                                       0.16       0.14       0.21       0.22        0.74          0.21       0.24       0.20       0.23       0.89

Net revenues from unaffiliated customers:
  Office and contact center             62,753     58,627     54,575     61,550     237,505        61,568     59,742     58,644     64,404    244,358
  Mobile and computer                   12,511     15,091     22,156     11,629      61,387        12,730     16,208     21,824     17,820     68,582
  Other specialty products               2,526      1,579      3,136      5,048      12,289         5,970      6,420      6,343      5,835     24,568

Net revenues by geographical area
 from unaffiliated customers:
   Domestic                             50,089     52,903     56,235     54,428     213,655        55,614     57,426     57,013     58,889    228,942
   International                        27,701     22,394     23,632     23,799      97,526        24,654     24,944     29,798     29,170    108,566

Balance Sheet accounts affected:
Accounts receivable, net                45,522     42,301     39,329     43,838      43,838        44,714     51,303     51,927     50,503     50,503
Days Sales Outstanding                      53         51         44         50                        50         56         54         52
Inventory, net                          45,852     40,483     37,995     36,103      36,103        37,695     35,659     34,884     33,758     33,758
Inventory turns                            3.6        3.9        4.5        4.4                       4.1        4.6        5.1        5.3